CONSENT OF ATTORNEY FOR REGISTRANT

The undersigned, as attorney for the registrant, Whispering Oaks International, Inc., hereby consents to the use in the Form SB-2 Registration Statement under the Securities Act of 1933, as amended, by Whispering Oaks International of the legal opinion rendered by the undersigned and referenced therein and filed as an exhibit thereto and the use of his name in said registration statement.


/s/ Dominic M. Federico
----------------------------
    Dominic M. Federico, Esq.











Dallas, Texas
November 8, 1999